As filed with the Securities and Exchange Commission on March 9, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Clover Health Investments, Corp.
(Exact name of registrant as specified in its charter)

Delaware	98-1515192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Clover Health Investments, Corp. 2020 Equity Incentive Plan
Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan
(Full title of the plans)
Andrew Toy
Chief Executive Officer
Clover Health Investments, Corp.
3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
(201) 432-2133
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Amy L. Blackman, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
(212) 859-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Clover Health Investments, Corp. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 26,637,437 additional shares of Class A common stock under the Registrant’s 2020 Equity Incentive Plan, and 3,839,987 additional shares of Class A common stock under the Registrant’s 2020 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 1, 2021 (Registration No. 333-254947) and the contents of the Registrant’s Registration Statement on Form S - 8 filed with the Commission on March 9, 2022 (Registration No. 333-263401), including all attachments and exhibits thereto, except to the extent, supplemented, amended or superseded by the information set forth herein.

Item 8. Exhibits.
The following exhibits are filed herewith:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.					X

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of Clover Health Investments, Corp.					X

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 to this Registration Statement)					X

24.1*	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	Clover Health Investments, Corp. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant's Form 8-K filed (File No. 001-39252) with the Commission on January 12, 2021)	8-K	001-39252	10.4	1/12/21

99.2	Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Registrant's Form 8-K filed (File No. 001-39252) with the Commission on January 12, 2021)	8-K	001-39252	10.5	1/12/21
107*	Calculation of Filing Fee Table					X

*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 9, 2023.

Clover Health Investments, Corp.

By:	/s/ Andrew Toy
Name:	Andrew Toy
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Clover Health Investments, Corp., hereby severally constitute and appoint Andrew Toy, Scott Leffler, and Joseph Martin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Clover Health Investments, Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Andrew Toy	Chief Executive Officer	March 9, 2023
Andrew Toy	(Principal Executive Officer) and director

/s/ Scott J. Leffler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2023
Scott J. Leffler

/s/ Vivek Garipalli	Director and Executive Chair	March 9, 2023
Vivek Garipalli

/s/ Chelsea Clinton	Director	March 9, 2023
Chelsea Clinton

/s/ Carladenise Armbrister Edwards	Director	March 9, 2023
Carladenise Armbrister Edwards

/s/ Demitrios L. Kouzoukas	Director	March 9, 2023
Demitrios L. Kouzoukas

/s/Anna U. Loengard	Director	March 9, 2023
Anna U. Loengard

/s/ William G. Robinson, Jr.	Director	March 9, 2023
William G. Robinson, Jr.

/s/ Lee A. Shapiro	Director	March 9, 2023
Lee A. Shapiro